                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY*
                               DECEMBER 31, 1998

                                           State or                                        Number of Subsidiaries
                                        Jurisdiction of        Nature of Principal       --------------------------
Name of Subsidiary                       Incorporation         Business Conducted         United States     Foreign
------------------                     -----------------    -------------------------    ---------------    -------
Hertz International, Ltd.............  Delaware             Through its subsidiaries,           1             49
                                                            rents and lease vehicles,
                                                            and rents industrial and
                                                            construction equipment.
                                                            Also issues licenses for
                                                            the
                                                            renting and leasing of
                                                            vehicles.
Hertz Equipment Rental Corporation...  Delaware             Renting industrial and              6             --
                                                            construction equipment
Hertz International RE Limited.......  Ireland              Reinsurer                          --              1

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* Certain subsidiaries have been omitted, as they do not in the aggregate constitute a significant subsidiary.